UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)

(713) 499-6200 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of  the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of U.S. Concrete, Inc. approved the terms of the U.S. Concrete 2007 Annual Salaried Team Member Incentive Plan (the “Plan”). The Plan covers all salaried employees of U.S. Concrete and its subsidiaries. Under the Plan, an employee’s target bonus is based on his or her grade level and is expressed as a percentage of annual base pay. In order for any bonus to be paid out, the consolidated earnings before interest, depreciation, amortization and taxes (“EBITDA”) for 2007 must be equal to or greater than 85% of budgeted EBITDA for 2007. After that level of performance is attained, an individual employee’s bonus payout will be based on: (a) the financial and non-financial performance of the employee’s business unit; and (b) the individual employee’s performance. The total bonus pool available to be paid out can be increased or decreased at the discretion of the Committee based on overall company and business unit(s) EBITDA performance compared to budget and/or prior year performance.

The percent of an individual’s target bonus available for payout is determined by the employee’s business unit’s performance relative to budget for each of the following criteria (and weighting): (a) EBITDA (50%); (b) contribution margin (30%); and (c) safety rates (20%). The entity performance relative to each of the above criteria will yield a payout from 0% to 200% for each criteria based on a schedule. The sum of each criteria’s weighting multiplied by the percent of target bonus for the corresponding level of budget variance will yield the percent of an individual’s target bonus available for payout. The amount of the available bonus paid to an individual employee is a function of the employee’s individual performance.

Under this plan, the target bonuses for the following executive officers, as a percentage of each officer’s annual base pay for 2007, are as follows:

Name of Executive Officer	Target Bonus (as a percentage of annual base pay)
Michael W. Harlan	75%
Robert D. Hardy	40%
William Albanese	40%
Thomas Albanese	40%

The above description of the plan does not purport to be complete and is qualified in its entirety by reference to the plan, a copy of which is attached hereto.

Also on June 4, 2007, the Committee approved an increase in the annual salary for, and a grant of restricted shares to, Mr. Michael W. Harlan, President and Chief Executive Officer. Effective June 1, 2007, Mr. Harlan’s annual base salary increased to $465,000, and, on July 2, 2007, Mr. Harlan will be granted 5,000 shares of restricted stock, which will vest over a four-year period.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit
10.1	U.S. Concrete, Inc. and Subsidiaries 2007 Annual Salaried Team Member Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: June 8, 2007	By:	/s/ Robert D. Hardy
Robert D. Hardy
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	U.S. Concrete, Inc. and Subsidiaries 2007 Annual Salaried Team Member Incentive Plan